UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2022

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PJT Partners Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36869	36-4797143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
280 Park Avenue New York, New York		10017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 364-7800

Not Applicable
(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
☐	Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐	Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	PJT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) The Compensation Committee of the Board of Directors (the “Compensation Committee”) of PJT Partners Inc. (the “Company”) approved the grant of 1,000,000 performance-based LTIP Units (which is a class of partnership interests in PJT Partners Holdings LP) under the PJT Partners Inc. 2015 Omnibus Incentive Plan (the “Performance LTIPs”) to Chairman and Chief Executive Officer Paul J. Taubman. The effective grant date of the Performance LTIPs was February 10, 2022 (the “Grant Date”).

The Performance LTIPs are subject to both a performance condition and a five (5) year time-based vesting condition. The Compensation Committee believes this grant will maintain alignment between Mr. Taubman’s compensation and the creation of long-term shareholder value while ensuring leadership continuity. The Compensation Committee does not currently anticipate awarding Mr. Taubman any further grants of equity compensation through the end of performance year 2026. Mr. Taubman’s annual base salary will continue at $1,000,000 for 2022.

The performance vesting requirement for the Performance LTIPs will be deemed satisfied to the extent that the Company’s Class A common stock achieves the designated dividend-adjusted per-share prices listed in the table below, based on the volume-weighted average share price of the Company’s Class A common stock over any 20 consecutive trading-day period (“20-day VWAP”). The number of Performance LTIPs for which the performance condition has been met (the “Earned Performance LTIPs”) will be determined (i) on a quarterly basis at the end of each fiscal quarter to occur after the Grant Date and (ii) as of and for the period ended on February 28, 2027 (the “End Date”) (each such fiscal quarter end date, together with the period ending with the End Date, a “Measurement Date”), based on the highest 20-day VWAP to have been achieved at any time starting on the Grant Date and ending on End Date, as follows:

Highest 20-day VWAP Between	Percent of Total LTIP Units Granted
Grant Date and End Date	That Become Earned LTIP Units
Less than $100	0%
$100	50%
$130	100%

If as of any Measurement Date, the highest 20-day VWAP is between $100 and $130, then the percentage of the total Performance LTIPs that will become Earned Performance LTIPs as of such time shall be determined by linear interpolation between 50% and 100%. The last Measurement Date will be the End Date.

The Performance LTIPs satisfy the time-vesting requirement over a five-year period, with 20% vesting per annum, with limited and customary vesting exceptions and forfeiture provisions provided in the applicable award agreement and the PJT Partners Inc. 2015 Omnibus Incentive Plan, such as change in control, death, disability and termination without cause.

Cumulative Service
Service Period End Date	Requirement Satisfied
March 1, 2023	20%
March 1, 2024	40%
March 1, 2025	60%
March 1, 2026	80%
March 1, 2027	100%

The Compensation Committee also approved the grant of Performance LTIPs with substantially similar terms to Managing Partner Ji-Yeun Lee, Chief Financial Officer Helen T. Meates, and General Counsel

David A. Travin on the Grant Date. Ms. Lee, Ms. Meates and Mr. Travin were granted 50,410, 41,146, and 16,212 Performance LTIPs, respectively. The Performance LTIPs granted to Ms. Lee, Ms. Meates and Mr. Travin were granted as part of such executive officers’ annual incentive compensation for performance year 2021.

The preceding summary of the Performance LTIPs is qualified in its entirety by reference to the applicable award agreement, a form of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PJT Partners Inc.
By:	/s/ Salvatore Rappa
Name: Salvatore Rappa
Title: Managing Director, Corporate Counsel and Corporate Secretary

Date: February 11, 2022